Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes — Oxley Act of 2002)

In connection with the filing by Senior Housing Properties Trust (the “Company”) of the Annual Report on Form 10-K for the period ending December 31, 2007 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry M. Portnoy	/s/ David J. Hegarty
Barry M. Portnoy	David J. Hegarty
Managing Trustee	President and Chief Operating Officer

/s/ Adam D. Portnoy	/s/ Richard A. Doyle
Adam D. Portnoy	Richard A. Doyle
Managing Trustee	Treasurer and Chief Financial Officer

Date:  February 29, 2008